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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 16, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Altris Software, Inc. on Form 10-K for the years ended December 31, 1999 and 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Altris Software, Inc. on Forms S-8 (File No. 333-24383, effective April 2, 1997, and File No. 333-83330, effective August 26, 1994).

/s/ GRANT THORNTON LLP

San Diego, California
March 24, 2000